FlowStone Opportunity Fund

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Scott Conners, President of FlowStone Opportunity Fund (the “Registrant”), certify that to my knowledge:

1.	The Form N-CSR of the Registrant for the period ended September 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Scott Conners

Scott Conners
President & Principal Executive Officer
December 6, 2023

I, Trent Statczar, Chief Financial Officer & Treasurer of the FlowStone Opportunity Fund (the “Registrant”), certify that to my knowledge:

1.	The Form N-CSR of the Registrant for the period ended September 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Trent Statczar

Trent Statczar
Chief Financial Officer & Treasurer
December 6, 2023

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission.